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                                                                     EXHIBIT 5.1

                                 April 16, 1999

The Sports Club Company, Inc.
11100 Santa Monica Blvd., Suite 300
Los Angeles, California 90025

Dear Sirs:

     We have acted as counsel to The Sports Club Company, Inc. a Delaware corporation (the "Company"), in connection with the proposed exchange (the "Exchange") by the Company of 11 3/8% Series B Senior Subordinated Notes Due 2006 ("New Notes") for an equal principal amount of its outstanding 11 3/8% Senior Subordinated Notes Due 2006 ("Old Notes").

     In connection with the proposed Exchange, we have examined the Company's Certificate of Incorporation and By-laws, as presently in effect, the Company's relevant corporate proceedings, the draft Registration Statement on Form S-4 covering the proposed Exchange (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated April 1, 1999, in respect of the Old Notes and the New Notes (the "Indenture"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We understand that the New Notes are to be issued to the holders of the Old Notes in the Exchange and are to be available for resale by such holders, all in the manner described in the Prospectus, which is a part of the Registration Statement, and in the Indenture.

     Based on the foregoing, we are of the opinion that:

          1. The issuance of the New Notes to the holders of the Old Notes pursuant to the terms of the Exchange and the Indenture has been duly authorized by proper corporate action of the Company.

          2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and the New Notes have been duly issued to and exchanged for the Old Notes, all in accordance with the terms of the Exchange, the Indenture and the Registration Statement, such New Notes will be validly issued.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us in the Prospectus which is a part thereof.

                                          Sincerely,

                                             /s/ KINSELLA, BOESCH, FUJIKAWA &
                                                         TOWLE
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                                          KINSELLA, BOESCH, FUJIKAWA & TOWLE